Exhibit 99.1

3756 Central Avenue	NEWS RELEASE
Riverside, CA 92506
(951) 686-6060

PROVIDENT FINANCIAL HOLDINGS
ANNOUNCES NEW STOCK REPURCHASE PLAN

Riverside, Calif. – January 23, 2025 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B., today announced that the Company’s Board of Directors authorized the repurchase of up to five percent (5%) of the Company’s common stock, approximately 334,773 shares.  Beginning on January 24, 2025, the Company will purchase the shares from time to time in the open market or through privately negotiated transactions over a one-year period depending on market conditions, the capital requirements of the Company, and available cash that can be allocated to the stock repurchase program, among other considerations.  Additionally, the September 2023 stock repurchase program which was extended on September 26, 2024 is canceled effective January 24, 2025. There were 21,691 remaining shares eligible for repurchase in the September 2023 stock repurchase program that will no longer be repurchased.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2024.

Contact:	Donavon P. Ternes	TamHao B. Nguyen
	President and	Senior Vice President and
	Chief Executive Officer	Chief Financial Officer